Exhibit 99.1
Joint Filer Information
Form 3

Designated Filer:	Elevation Partners, L.P.

Other Joint Filers:	Elevation Associates, L.P., Elevation Associates, LLC, Elevation Employee Side Fund, LLC, Elevation Management, LLC, Marc Bodnick, Paul Hewson, Bret Pearlman and John Riccitiello

Addresses:	The principal business address of each of the joint filers listed above is 2800 Sand Hill Road, Suite 160, Menlo Park, CA 94025.

Date of Event Requiring Statement:	11/29/2005

Issuer Name and Ticker or Trading Symbol:	Homestore, Inc. (HOMS)
Signatures:

ELEVATION ASSOCIATES, L.P.

By:	Elevation Associates, LLC, as General Partner

By:	/s/ Fred Anderson

Name: Fred Anderson
Title: Manager

ELEVATION ASSOCIATES, LLC

By:	/s/ Fred Anderson

Name: Fred Anderson
Title: Manager

 2

ELEVATION EMPLOYEE SIDE FUND, LLC

By:	Elevation Management, LLC, as Managing Member

By:	/s/ Fred Anderson

Name: Fred Anderson
Title: Manager

ELEVATION MANAGEMENT, LLC

By:	/s/ Fred Anderson

Name: Fred Anderson
Title: Manager

/s/ Marc Bodnick

Marc Bodnick

/s/ Paul Hewson

Paul Hewson

/s/ Bret Pearlman

Bret Pearlman

/s/ John Riccitiello

John Riccitiello
Date: December 9, 2005